October 2, 2008

Dr. Ruggero Maria Santini
MagneGas Corporation
150 Rainville Road
Tarpon Springs, Florida 34689

Dear Dr. Santini:

This is to confirm that the client-auditor relationship between MagneGas Corporation (Commission File No. 000-1353487) and Pender Newkirk & Company LLP has ceased.

Yours truly,

/s/ Pender Newkirk & Company LLP
Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida

cc:   Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Pender Newkirk & Company LLP • Certified Public Accountants
100 South Ashley Drive • Suite 1650 • Tampa, Florida 33602 • (813) 229-2321 • Fax: (813) 229-2359
PCAOB Registered
Member of AGN International, Ltd. - A Worldwide Association of Separate and Independent Accounting and Consulting Firms
Member of Private Companies Practice Section and Center for Audit Quality of the American Institute of Certified Public Accountants

October 2, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re: MagneGas Corporation

Gentlemen:

We have read the statement that we understand MagneGas Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements make under Item 4.

Yours truly,

/s/ Pender Newkirk & Company LLP
Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida

Pender Newkirk & Company LLP • Certified Public Accountants
100 South Ashley Drive • Suite 1650 • Tampa, Florida 33602 • (813) 229-2321 • Fax: (813) 229-2359
PCAOB Registered
Member of AGN International, Ltd. - A Worldwide Association of Separate and Independent Accounting and Consulting Firms
Member of Private Companies Practice Section and Center for Audit Quality of the American Institute of Certified Public Accountants